Exhibit 99.1

Confidential - Subject to FRE 408 and State Law Equivalents
Non-Binding - For Discussion Purposes Only
PERNIX THERAPEUTICS HOLDINGS, INC.
RESTRUCTURING TERM SHEET November [__], 2016

This term sheet (the "Term Sheet") describes the material terms of a proposed restructuring (the "Restructuring") of Pernix Therapeutics Holdings, Inc. ("Pernix") and certain of its subsidiaries (together with Pernix, the "Company"), which will be implemented pursuant to a chapter 11 case that will include a "pre-packaged" or "pre-arranged" chapter 11 plan of reorganization (the "Plan") to serve as a backstop for the Sale Process (as defined below). The chapter 11 case will be filed in the United States Bankruptcy Court for the District of [●] (the "Bankruptcy Court"). The "Effective Date" shall be the date on which the Restructuring is consummated pursuant to the confirmed Plan. This Term Sheet is not a complete description of all the terms and conditions of the potential Restructuring described herein, and shall not constitute an offer to extend financing or to sell or buy, nor the solicitation of an offer to sell or buy, any of the securities referred to herein or the solicitation of acceptances of a chapter 11 plan. Any such offer or solicitation shall only be made in compliance with all applicable laws. Without limiting the generality of the foregoing, this Term Sheet and the undertakings contemplated herein are non-binding, for discussion purposes only and are subject in all respects to the negotiation, execution and delivery of definitive documentation consistent herewith, including appropriate disclosure materials. In the event of an inconsistency between this Term Sheet and the definitive documentation, the provisions of such definitive documentation shall govern.

This Term Sheet is being provided as part of a proposed comprehensive restructuring transaction, each element of which is consideration for the other elements and an integral aspect of the proposed Restructuring. Nothing in this Term Sheet shall constitute or be construed as an admission of any fact or liability, a stipulation or a waiver, and each statement contained herein is made without prejudice, with a full reservation of all rights.

General Summary
Restructuring Framework

The Restructuring will be consummated pursuant to the Sale Process (as described below) and a pre-arranged or pre-packaged Plan which shall provide for either (1) the distribution of the proceeds from the Sale Process pursuant to the Distribution of Sale Proceeds (as described below) or, (2) if the Sale Process is not completed and the Company makes the Reorganization Election (as described below), the reorganization of the Company pursuant to the terms and conditions set forth below.

A term sheet setting forth the terms and conditions of the Plan, which shall be consistent with the terms and conditions set forth herein, shall be included in a plan support agreement (the "PSA"). The PSA will be executed by the Company and certain holders of (a) the 12% Senior Secured Notes due 2020 issued by Pernix (the "Treximet Notes", and the holders thereof that become party to the PSA, the "Consenting Treximet Noteholders") that hold, in the aggregate, more than 86% of the Treximet Notes and (b) the 4.25% Convertible Senior Notes due 2021 issued by Pernix (the "Convertible Notes", and together with the Treximet Notes, the "Company Claims", and the holders thereof that become party to the PSA, the "Consenting Convertible Noteholders", and together with the Consenting Treximet Noteholders, the "Consenting Noteholders") that hold, in the aggregate, more than [●]%[1] of the Convertible Notes. The Company shall also work in good faith with the Consenting Noteholders to negotiate the PSA, including the Plan term sheet, as soon as reasonably practicable, and in any event no later than the deadline set forth in the PSA Milestones (as described below).

Sale Process

The Company shall immediately commence, in coordination with the Consenting Noteholders, a marketing and sale process to sell any or all of the Company's assets pursuant to one or more asset sales under section 363 of the Bankruptcy Code. Any such sales shall (a) be conducted pursuant to terms and conditions, including bid procedures and a related auction process, that are in form and substance acceptable to the Company and the Majority Consenting Noteholders, and (b) allow for the sale of any or all of the assets of the Company (the "Sale Process"). Prior to approval of the Bid Procedures Motion (as defined below), the Company shall consult with the Consenting Noteholders with respect to any materials to be marketed to potential bidders, any potential bidders to be approached, any contacts made by any potential bidders with the Company and all other relevant matters pertaining to the Sale Process. Without limiting the foregoing, the Company shall keep the Consenting Noteholders apprised of any contact made with any potential bidder in advance thereof to the extent practicable.

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1 Note to Draft: Converts to confirm amount held by Consenting Convertible Noteholders.
2 The "Majority Consenting Noteholders" means both (i) Consenting Treximet Noteholders holding [a majority] in principal amount of the Treximet Notes held by all of the Consenting Treximet Noteholders at such time (the "Majority Consenting Treximet Noteholders") and (ii) Consenting Convertible Noteholders holding [a majority] in principal amount of the Convertible Notes held by all of the Consenting Convertible Noteholders at such time (the "Majority Consenting Convertible Noteholders").

The terms and conditions of the Sale Process shall provide that no sale of (i) the collateral securing the Treximet Notes (the "Treximet Collateral") may be consummated without the prior written consent of the Majority Consenting Treximet Noteholders and (ii) any of the Company's other assets may be consummated without the prior written consent of the Majority Consenting Noteholders.

On the Petition Date, and as set forth in the PSA Milestones (as defined below), the Company shall file a motion with the Bankruptcy Court (the "Bid Procedures Motion") seeking immediate entry of an interim order and scheduling a hearing for consideration of a final order, approving the Sale Process, including bid procedures and a related auction process.

Plan Support Agreement
Commitment

Each party to the PSA shall commit to, subject to the terms and conditions set forth in the PSA, support and cooperate with each other party and otherwise use its commercially reasonable efforts to consummate the Restructuring, including the Sale Process and the transactions contemplated by the Plan, as soon as reasonably practicable and in any event consistent with the PSA Milestones.

DIP/Adequate Protection

The Company shall agree to file a motion with the Bankruptcy Court consistent with the PSA Milestones, which motion shall be satisfactory to the Majority Consenting Noteholders (the "DIP/Adequate Protection Motion") seeking authority to enter into a DIP Facility (as defined below) and to provide adequate protection to holders of the Treximet Notes on account of their secured claims (the "Treximet Secured Claims").

PSA Milestones

The Consenting Noteholders' commitments under the PSA shall be subject to certain conditions, including satisfaction of the PSA Milestones set forth on Schedule 1 hereto, which dates may be extended only with the consent of the Majority Consenting Noteholders.

Prepetition Fees and Expenses

The Company shall agree to prepay all reasonable and documented fees and expenses of both the Consenting Treximet Noteholders (including the fees and expenses for one primary counsel, one financial advisor and one local counsel) and the Consenting Convertible Noteholders (including the fees and expenses for one primary counsel, one financial advisor and one local counsel) incurred in connection with the Restructuring, in each case by funding retainers in amounts to be agreed prior to the Petition Date.

Intercreditor Matters

The Consenting Noteholders shall work in good faith to agree to terms on certain intercreditor matters, including stipulations regarding the nature, amount and validity of claims and collateral; terms and conditions of adequate protection of secured claims; and treatment of proceeds, if any, from the GSK arbitration prior to execution of the PSA.

Distribution of Sale Proceeds Pursuant to the Plan if All or Substantially All of the Company's Assets Are Sold in the Sale Process
Distribution of Sale Proceeds

The Plan shall provide for the immediate distribution of the proceeds of any Sale Process in accordance with their priority and applicable law.

  First, any proceeds from the sale of collateral securing the Treximet Notes shall be distributed to holders of the Treximet Notes until 100% of their claims are paid, prior to be being distributed pro rata to all holders of the Convertible Notes.

  Second, any proceeds from the sale of all other assets owned by entities that are guarantors of the Treximet Notes shall be distributed to holders of the Treximet Notes until 100% of their claims are paid, prior to being distributed pro rata to the holders of the Convertible Notes.

  Third, any proceeds from the sale of any assets owned by Pernix or Pernix Ireland Pain Limited, to the extent not part of the collateral securing the Treximet Notes, shall be distributed to the holders of each of the Treximet Notes and the Convertible Notes pro rata based on their claim amount.

The Consenting Noteholders shall work in good faith to finalize the Sale Proceeds waterfall prior to the Petition Date.

Treatment of Claims and Equity Interests Pursuant to the Plan if the Company Makes the Restructuring Election
Restructuring Election

If the Company's assets have not been sold in the Sale Process on or before the Restructuring Election Date, then the Company may elect, with the consent of the Majority Consenting Noteholders, to implement the treatment of Claims and Equity Interests set forth below, pursuant to the Plan.[3]

Wells Fargo Credit Facility

If the Restructuring Election is made, all amounts outstanding under the Company's existing senior secured revolving facility (the "Wells Fargo Credit Facility") shall be repaid in full in cash from the proceeds of the DIP Facility (as defined below).

Treximet Notes

If the Restructuring Election is made, holders of the Treximet Notes shall receive their pro rata share of: (i) $167 million in principal amount of the New Secured Notes (as defined below) and (ii) 50% of the reorganized Company's common stock (the "New Common Stock"), which shall be subject to dilution for any shares of New Common Stock issued in connection with the MIP (as defined below) and the Warrants (as defined below).

Convertible Notes

If the Restructuring Election is made, holders of the Convertible Notes shall receive their pro rata share of: (i) $33 million in principal amount of the New Secured Notes and (ii) 50% of New Common Stock, which shall be subject to dilution for any shares of New Common Stock issued in connection with the MIP and the Warrants.

Other Unsecured Claims

If the Restructuring Election is made, other unsecured claims against the Company shall either be assumed by the reorganized Company or subject to other treatment consistent with applicable law, as determined by the Company, with the consent of the Majority Consenting Noteholders.

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3 If the Company, with the consent of the Majority Consenting Noteholders, agrees to sell a portion, but not all or substantially all, of its assets pursuant to the Sale Process, the proceeds thereof shall be distributed among the Company's creditors in accordance with the Distribution of Sale Proceeds and the Company and the Majority Consenting Noteholders shall agree on appropriate modifications to the Plan, which shall include, to the extent the proceeds of such Treximet Collateral have been distributed, a dollar-for-dollar reduction in the principal amount of New Secured Notes that will be distributed to holders of the Treximet Notes under the Plan.

Existing Equity Interests

If the Restructuring Election is made, holders of existing equity interests in Pernix shall receive their pro rata share of cash- exercise warrants (the "Warrants") for [10]% of the New Common Stock, subject to dilution on account of the MIP, and which shall include the following material terms and conditions:

  Strike Price: Implied total enterprise value of the reorganized Company of $335 million

  Duration: 3 years

  Other Terms and Conditions: The Warrants shall include other terms and conditions in form and substance acceptable to the Majority Consenting Noteholders. The Warrants shall not include Black-Scholes protection.

Other Terms and Conditions
DIP Facility

  Facility Size: $[20 million], non-amortizing, delayed draw term loan facility.

  Interest Rate: [●]%, per annum, payable monthly in cash in arrears.

  Maturity: Earlier of the Effective Date and [●]

  Fees: [●]

  Security: Super-priority priming lien on all of the Company's assets.

  Other Terms and Conditions: The credit agreement and order in respect of the DIP Facility shall include other customary terms and conditions for a facility of this nature (including a budget and milestones consistent with those set forth in the PSA), in each case in form and substance acceptable to the Majority Consenting Noteholders.

  Participation: [DIP Facility commitments shall first be allocated pro rata between the Consenting Treximet Noteholders (the "Treximet DIP Commitment") and the Consenting Convertible Noteholders (the "Convertible DIP Commitment") based on the aggregate amount of outstanding claims under each note issuance. Each of the Consenting Treximet Noteholders shall be entitled, but not required, to participate pro rata in the Treximet DIP Commitment based on its holdings of Treximet Notes. Each of the Consenting Convertible Noteholders shall be entitled, but not required, to participate pro rata in the Convertible DIP Commitment based on its holdings of Convertible Notes.]

New Revolver

If the Restructuring Election is made, the reorganized Company shall obtain commitments for a new $[●] million revolving credit facility (the "New Revolver"), which shall include market terms and conditions and shall have a first lien on the reorganized Company's current assets. Proceeds of the New Revolver, together with cash on hand as of the Effective Date in excess of $[10] million, shall be used to repay in full any amounts outstanding under the DIP Facility.

New Secured Notes

If the Restructuring Election is made, the New Secured Notes shall be issued pursuant to an indenture and related credit documents (the "New Secured Notes Documents"), in each case in form and substance acceptable to the Majority Consenting Noteholders, and shall include the following material terms and conditions:

  Principal Amount: $200 million

  Borrower: [Pernix Therapeutics Holdings, Inc.]

  Guarantors: [All of Pernix's direct and indirect subsidiaries]

  Maturity: 5 years from the Effective Date

  Security/Priority: Second priority lien on all of the Borrower's and Guarantors' assets that secure the New Revolver; first lien on all other real and personal property of the Borrower and Guarantors, subject to certain customary exceptions.

  Interest Rate: 8% per annum, payable in cash

  Amortization: [TBD]

  Financial Covenants: Minimum liquidity and leverage covenants consistent with Company's projections

  Covenants: Customary affirmative and negative covenants for a note issuance of this nature.

Management Incentive Plan

If the Restructuring Election is made, on the Effective Date, the reorganized Company shall implement a management incentive plan (the "MIP") for up to [10]% of the New Common Stock on a fully-diluted basis, which will vest over [●] years, on terms and conditions to be determined by the New Board (as defined below).

If the Restructuring is consummated pursuant to the Sale Process, the MIP shall consist of a base amount equal to $500,000, plus 2.5% of net sale proceeds received by the Company in excess of $225 million.

8

Corporate Governance / Board Composition

If the Restructuring Election is made, on and after the Effective Date, the board of directors of the reorganized Company (the "New Board") shall consist of [●] members, which shall initially be comprised of the [CEO] of the Company and [●] members designated by the Majority Consenting Treximet Noteholders and [●] designated by the Majority Consenting Convertible Noteholders.

Releases	The Plan shall include customary Debtor and third party releases, including releases of the Consenting Noteholders.
Fees and Expenses	The Company shall pay all reasonable and documented fees and expenses of the Consenting Treximet Noteholders and the Consenting Convertible Noteholders.

Schedule 1

PSA Milestones
No later than 11:59 p.m. (Eastern Time) on:
1. As soon as practicable but not later than December [1], 2016[4]:	Commence Sale Process.
2. As soon as practicable but not later than December [●], 2016:	Execute PSA.
3. December [●], 2016:	Petition Date.
4. Petition Date	File `first day' motions, including DIP/Adequate Protection Motion and Bid Procedures Motion.
5. Petition Date + 3 days:	Hearing to approve `first day' motions.
6. Petition Date + 5 Business Days:	Interim orders entered granting DIP/Adequate Protection Motion and Bid Procedures Motion.
7. Petition Date + [30] days:	Plan and Disclosure Statement filed.
8. Petition Date + [40] days:	Final orders entered granting DIP/Adequate Protection Motion and Bid Procedures Motion.
9. Petition Date + [60] days:	(a) Hearing to approve Disclosure Statement and solicitation procedures and (b) commence Solicitation of Plan.
10. Petition Date + [90] days:	Completion of Sale Process / Restructuring Election Date.
11. Petition Date + [120] days:	Confirmation Hearing to approve Pre-Negotiated Plan.
12. No later than 5 Business Days after conclusion of the Confirmation Hearing:	Confirmation Order entered.
13. As promptly as possible after entry of the Confirmation Order but not later than [150] days after the Petition Date:	Plan Effective Date.

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4 Sale Process to commence prior to filing and as soon as parties agree to Term Sheet.

Confidential - Subject to FRE 408 and State Law Equivalents
Non-Binding - For Discussion Purposes Only

Pernix Therapeutics Holdings, Inc. - Sale/Restructuring Process Approach

1.   Overview

  Company will commence an out-of-court sale process by January 3, 2017. The sale process will allow for the sale of any or all of the Company's assets and will be backstopped by a stand-alone reorganization pursuant to the terms of a restructuring support agreement to be executed by the Company and holders of at least 2/3rds of each of the Treximet Notes and the Convertible Notes.

2.   Sale Process

  Company will conduct sale process pursuant to marketing and sale procedures to be agreed to among the Board and the Noteholders.

    Sale process will give buyers the choice of bidding on any or all of the assets

    Marketing materials, including bidding instructions, will be ready for distribution on or before January 3, 2017; noteholders will have reasonable opportunity to review and comment

    Noteholders (and/or their advisors, at the Noteholders' option) shall (A) be provided with all relevant information regarding the sale process, subject to confidentiality obligations, (B) have reasonable consultation rights with respect to the sale process and (C) be authorized to speak with potential bidders (following notice to the Company). The Company shall reasonably consider all potential bidders suggested by the Noteholders

    Company will use reasonable best efforts to market any or all of the assets to as broad a group of buyers as is reasonable

  Final binding bids will be due March 1, 2017 (the "Bid Deadline")

    Final bids will be required to remain open pending conclusion of a 363 sale process

    Final bids will be capable of being closed within 30 days, subject to regulatory approvals and the 363 sale process

3.   Restructuring Support Agreement

  Restructuring Support Agreement ("RSA") will be executed on or before January 3, 2017

    RSA will be signed by holders of at least 2/3rds of each of Treximet Notes and Convertible Notes

    Will include support for 363 sale or a stand-alone restructuring, subject to the terms of the RSA, including the Company's compliance with the marketing and sale procedures set forth in RSA, and the Noteholders' RSA Release (described below)

    Will contemplate chapter 11 filing shortly following March 1, 2017

    Parties will commit to use reasonable commercial efforts to prepare all documents necessary for a chapter 11 filing and possible 363 sale by March 1, 2017

4.   RSA Release

  If no bidders emerge by the Bid Deadline, the restructuring will proceed pursuant to the stand-alone reorganization per the RSA.

  If the Company receives one or more bids pursuant to the sale process, the Company's Board will determine, exercising its fiduciary duties, whether to sell all or any of the assets of the Company in a 363 sale or pursue a restructuring per the RSA

    If the Board determines to pursue the sale option and the sale of the Treximet Collateral will provide for full recovery of the Treximet Noteholders' claims (adjusting for the February 1, 2017 payment on the Treximet Notes) in cash or stock in a public company with a market cap of at least $1 billion, the Company may proceed with the sale and the Noteholders will be obligated to support it pursuant to the RSA

    If the Board determines to pursue the sale option and the sale of the Treximet Collateral will not provide for full recovery of the Treximet Noteholders' claims (adjusting for the February 1, 2017 payment on the Treximet Notes) in cash or stock in a public company with a market cap of at least $1 billion, the Company may nevertheless proceed with a sale of the Treximet Collateral and the Noteholders will be obligated to support (or, in the case of the Convertible Noteholders, not object) to such sale pursuant to the RSA if 2/3rds of the Treximet Noteholders support such sale.

    If the Board determines to pursue the sale of all or substantially all of the Company's assets and 2/3rds of each of the Treximet Noteholders and the Convertible Noteholders do not agree with the Board's decision, the Company may proceed with the stand-alone restructuring per the RSA

    In any other scenario, if the Board determines to pursue a sale or stand-alone restructuring without the consent of 2/3rds of each of the Treximet Noteholders and the Convertible Noteholders, then the Noteholders will be released of their obligations under the RSA (the "RSA Release"), and will be permitted to exercise their rights under applicable law

5.   MIP and Equity Recovery

  Sale Process MIP and Equity Recovery

    MIP: $500,000 base; 2.5% over $190 million of proceeds

    Common Stockholders:

      7.5% of net proceeds between $190-$250 million, plus

      10% of proceeds over $250 million

  Stand-alone Reorganization MIP and Equity Recovery

    MIP: Up to 10% of reorganized equity on a fully diluted basis, vesting over 3 years.

    Common Stockholders:

      5.0% of reorganized equity, plus

      5-year warrants for 10% of the reorganized equity, struck at TEV of $330 million

6.   February Treximet Notes Payment

  Company shall make the February 1, 2017 principal and interest payment on the Treximet Notes.